UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2017

WOLVERINE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35034	27-3939016
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5710 Eastman Avenue, Midland, Michigan	48640
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (989) 631-4280

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on October 17, 2017 (the “Closing Date”) of the transactions contemplated by the Agreement and Plan of Merger, dated as of June 13, 2017 (the “Merger Agreement”), by and between Horizon Bancorp, an Indiana corporation (“Horizon”), and Wolverine Bancorp, Inc., a Maryland corporation (“Wolverine Bancorp”).  Wolverine Bancorp merged with and into Horizon, with Horizon as the surviving entity, effective as of 12:01 a.m. on October 17, 2017 (the “Effective Time”).

Item 2.01   Completion of Acquisition or Disposition of Assets.

On October 17, 2017, pursuant to the Merger Agreement, Wolverine Bancorp was merged into Horizon, with Horizon as the surviving entity (the “Merger”). Immediately following the Merger, Wolverine Bank, a federally chartered savings bank that was wholly owned by Wolverine Bancorp, was merged into Horizon Bank, an Indiana commercial bank wholly owned by Horizon, with Horizon Bank as the surviving entity.

Under the terms of the Merger Agreement, each share of Wolverine Bancorp common stock was converted into the right to receive 1.0152 shares of Horizon common stock and $14.00 in cash.  No fractional shares of Horizon common stock were issued in the Merger and any fractional share of Horizon common stock will be paid at the rate of $28.49 per share, which was the average of the daily closing sales prices of a share of Horizon’s common stock, rounded to the nearest cent, during the 15 consecutive trading days immediately preceding the second business day prior to the Closing Date.

At the Effective Time, each option to purchase Wolverine Bancorp common stock issued by Wolverine Bancorp was canceled and the holder received the right to receive a cash payment equal to $40.00 minus the option exercise price. Additionally, at the Effective Time, each restricted stock award issued that was outstanding at the Effective Time, vested in full and such shares were converted into the right to receive the Merger Consideration.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Wolverine Bancorp’s Current Report on Form 8-K filed on June 19, 2017 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, Wolverine Bancorp no longer fulfills the listing requirements of the NASDAQ Stock Market (“NASDAQ”).  On October 16, 2017, Wolverine Bancorp notified NASDAQ that trading in Wolverine Bancorp common stock should be suspended and the listing of Wolverine Bancorp common stock should be removed, in each case prior to the opening of the market on October 17, 2017.  NASDAQ has filed a notification of removal from listing of Wolverine Bancorp common stock on Form 25 with the Securities and Exchange Commission.  Horizon, as successor to Wolverine Bancorp, intends to file a Form 15 with respect to the Wolverine Bancorp common stock requesting the deregistration of the Wolverine Bancorp common stock under Section 12 of the Securities Exchange Act of 1934 and the suspension of Wolverine Bancorp’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Merger, Wolverine Bancorp’s directors and executive officers ceased serving in such capacities.  At the Effective Time, Eric P. Blackhurst, Director of Wolverine Bancorp, was appointed as a director of Horizon and Horizon Bank.

Item 8.01       Other Events
In connection with the completion of the Merger discussed in Item 2.01 above, Horizon issued a press release. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01       Financial Statements and Exhibits

(a)   Financial Statements of Businesses Acquired.  Not applicable

(b)   Pro Forma Financial Information.  Not Applicable

(c)   Shell Company Transactions. Not Applicable

(d)   Exhibits:

Exhibit No.	Description
2.1*	Agreement and Plan of Merger by and among Horizon Bancorp and Wolverine Bancorp, Inc., dated June 13, 2017
99.1	Press Release issued on October 17, 2017
*Incorporated by reference to Exhibit 2.1 to Registrant’s Form 8-K filed on June 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON BANCORP, AS SUCCESSOR TO WOLVERINE BANCORP, INC.
DATE: October 17, 2017	By:	/s/ Mark E. Secor
Mark E. Secor
Executive Vice President & Chief Financial Officer